Exhibit 10.1

AMENDMENT NO. 6 TO THE SEVENTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

This AMENDMENT NO. 6 TO THE SEVENTH AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (together with all exhibits and schedules attached hereto, this “Sixth Amendment”) dated as of July 29, 2005 among

RESTORATION HARDWARE, INC., a Delaware corporation, as Lead Borrower for the Borrowers, being said RESTORATION HARDWARE, INC., and

THE MICHAELS FURNITURE COMPANY, INC., a California corporation; and

the LENDERS party hereto; and

FLEET RETAIL GROUP, LLC (f/k/a Fleet Retail Group, Inc.), as Agent for the Lenders (the “Agent”), a Delaware limited liability company, having its principal place of business at 40 Broad Street, Boston, Massachusetts 02109; and

THE CIT GROUP/BUSINESS CREDIT, INC., individually as a Lender and as Co-Administrative Agent; and

WELLS FARGO RETAIL FINANCE, LLC, individually as a Lender and as Documentation Agent;

in consideration of the mutual covenants herein contained and benefits to be derived herefrom.

W I T N E S S E T H:

WHEREAS, the Borrowers, the Lenders, the Agent, and the Co-Administrative Agent among others, have entered into a certain Seventh Amended and Restated Loan and Security Agreement dated as of November 26, 2002 (as amended and in effect, the “Credit Agreement”); and

WHEREAS, the Borrowers and the Lenders desire to increase the amount of the Total Credit Facility to $150,000,000 and to add Wells Fargo Retail Finance, LLC as a Lender and as Documentation Agent under the Credit Agreement; and

WHEREAS, the Borrowers and the Lenders desire to amend and modify certain terms and provisions of the Credit Agreement as provided herein;

NOW THEREFORE, in consideration of the mutual promises and agreements herein contained, the parties hereto hereby agree that the Credit Agreement is hereby amended as follows:

1.                                       Incorporation of Terms and Conditions of Credit Agreement.   All of the terms and conditions of the Credit Agreement (including, without limitation, all definitions set forth therein) are specifically incorporated herein by reference.  All capitalized terms not otherwise defined herein shall have the same meaning as in the Credit Agreement.

2.                                       Representations and Warranties.  Each Borrower hereby represents and warrants that (i) no Default or Event of Default exists under the Credit Agreement or under any of the other Loan Documents, and (ii) all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct as of the date hereof (except insofar as such representations and warranties expressly relate to an earlier date, in which case they are true and correct as of such earlier date).

3.                                       Amendments to Credit Agreement.

a.                                       Amendments to Section 1 of the Credit Agreement.  The provisions of Section 1 of the Credit Agreement are hereby amended as follows:

i.                                          The introductory paragraph to Section 1 is hereby amended by deleting the words “$100,000,000 (or such greater amount as may be made available pursuant to Section 1.1A, below)” and substituting the number “$150,000,000” in its stead.

ii.                                       The provisions of Section 1.1A are hereby deleted in their entirety.

iii.                                    Section 1.1 is hereby amended as follows:

a)                                      by deleting the words “Borrowing Base” in the eighth line thereof and substituting the words “Adjusted Borrowing Base” in their stead.

b)                                     by adding the following at the end thereof:

Further, in no event shall the aggregate outstanding amount of Incremental Revolving Loans at any time exceed the Incremental Availability.

iv.                                   Section 1.2  is hereby deleted in its entirety and the following substituted in its stead:

Agent may make Revolving Credit Loans on behalf of the Lenders at a time when an Overadvance exists or would be caused by the making of such Revolving Credit Loans on behalf of the Lenders where such Revolving Credit Loans are Protective Advances; provided however, in no event shall (w) the aggregate of the then outstanding Revolving Credit Loans (including any Overadvances) plus the LC Amount exceed the aggregate Revolving Loan Commitments of all Lenders, (x) the making of any Overadvance cause any Lender to exceed that Lender’s Revolving Loan Commitment, (y) the aggregate amount of Protective Overadvances exceed 5% of the Adjusted Borrowing Base or (z) any such Overadvance remain outstanding for more than forty-five (45) consecutive Business Days, unless in case of clause (z) the Majority Lenders otherwise agree.

v.                                      Section 1.5 is hereby amended by deleting “$50,000,000” in the proviso to clause (ii) of the first sentence and substituting “$60,000,000” in its stead.

b.                                      Amendments to Section 2 of the Credit Agreement.  The provisions of Section 2 of the Credit Agreement are hereby amended as follows:

i.                                          Section 2.1.1 is hereby amended by adding the words “including Incremental Revolving Credit Loans bearing interest at the Base Rate” after the words “Base Rate Revolving Portion” in the second line thereof and the words “including Incremental Revolving Credit Loans bearing interest at LIBOR” after the words “LIBOR Advances” in the sixth line thereof.

ii.                                       Section 2.3 is hereby amended by adding the words “as such Agent’s Fee Letter has been supplemented by letter dated July 29, 2005” before the period at the end of Section 2.3.

iii.                                    Section 2.5 is hereby amended by deleting the number “0.375%” appearing therein and substituting the number “0.25%” in its stead.

c.                                       Amendments to Section 3 of the Credit Agreement.  The provisions of Section 3 of the Credit Agreement are hereby amended as follows:

i.                                          Section 3.1.1 of the Credit Agreement is hereby amended by adding the following at the end thereof:

In the event that the aggregate outstanding Revolving Credit Loans and the LC Amount exceeds the Borrowing Base, all Revolving Credit Loans made thereafter by the Lenders in excess of the Borrowing Base shall be deemed to constitute Incremental Revolving Credit Loans, and only Incremental Revolving Credit Loans shall bear interest at the Base Rate plus the Base Rate Margin for Incremental Revolving Credit Loans or at LIBOR plus the LIBOR Margin for Incremental Revolving Credit Loans, as applicable.

ii.                                       Sections 3.2.6 (a), (b), and (c) and (d) of the Credit Agreement are hereby amended by adding the words “or other Obligations not arising under the Loan Documents” immediately after the words “Derivative Obligations” therein.

d.                                      Amendments to Section 4 of the Credit Agreement.  The provisions of Section 4.1 of the Credit Agreement are hereby amended by deleting the date “June 30, 2006” appearing therein and substituting the date “June 30, 2009” in its stead.

e.                                       Amendments to Section 6 of the Credit Agreement.  The provisions of Section 6 of the Credit Agreement are hereby amended as follows:

i.                                          The provisions of Section 6.1.1 of the Credit Agreement are hereby amended by deleting Exhibit 6.1.1 and substituting Exhibit 6.1.1 attached hereto in its stead.

ii.                                       The provisions of Section 6.2.4 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

“6.2.4                  Cash Receipts.

(a)                                  After the occurrence of a Cash Dominion Event, the Borrowers shall cause the sweep on each Business Day of all available cash receipts and other proceeds from the sale or disposition of any Collateral, including, without limitation, the proceeds of all credit card charges (all such cash receipts and proceeds, “Cash Receipts”), to (x) a concentration account maintained by the Agent at Bank of America, N.A. (the “Concentration Account”), or (y) a Blocked Account, as the Agent may direct.

(b)                                 The Blocked Account Agreements shall require, after the occurrence of a Cash Dominion Event, the sweep on each Business Day of all Cash Receipts to the Concentration Account or to such other account as the Agent may direct.

(c)                                  If at any time after the occurrence of a Cash Dominion Event, any cash or cash equivalents owned by the Borrowers and constituting proceeds of Collateral are deposited to any account, or held or invested in any manner, otherwise than in a Blocked Account that is subject to a Blocked Account Agreement as required herein, the Agent shall require the Borrowers to close such account and have all funds therein transferred to the Concentration Account or such Blocked Account as the Agent may direct.

(d)                                 The Borrowers may close Blocked Accounts and/or open new Blocked Accounts, subject to the execution and delivery to the Agent of Blocked Account Agreements consistent with the provisions of this Section 6.2.4.

(e)                                  The Concentration Account is and shall remain under the sole dominion and control of the Agent. Each Borrower acknowledges and agrees that (i) such Borrower has no right of withdrawal from the Concentration Account,

(ii) the funds on deposit in the Concentration Account shall continue to be collateral security for all of the Obligations, and (iii) the funds on deposit in the Concentration Account shall be applied as provided in Section 3.2.6 or Section 3.4, as applicable.

(f)                                    So long as no Cash Dominion Event has occurred, the Borrowers may direct, and shall have sole control over, the manner of disposition of its funds in the Blocked Accounts.  After the occurrence of a Cash Dominion Event, whether or not any Obligations are then outstanding, the Borrowers shall cause the ACH or wire transfer, upon the Agent’s instruction, to the Concentration Account of the then entire ledger balance of each Blocked Account.

(g)                                 In the event that, notwithstanding the provisions of this Section 6.2.4, after the occurrence of a Cash Dominion Event, the Borrowers receive or otherwise have dominion and control of any such proceeds or collections of Collateral, such proceeds and collections shall be held in trust by the Borrowers for the Agent and shall not be commingled with any of the Borrowers’ other funds or deposited in any account of any Borrower other than as instructed by the Agent.”

iii.                                    The provisions of Section 6.2.5 of the Credit Agreement are hereby amended by deleting the words “Dominion Account” in the sixth line thereof and substituting “Blocked Account” in their stead.

iv.                                   The provisions of Section 6.3.1 of the Credit Agreement are hereby deleted in their entirety and the following substituted in their stead:

“6.3.1                  The Borrowers, at their own expense, shall cause not less than one (1) physical inventory of the Borrowers’ inventory to be undertaken in each twelve (12) month period during which this Agreement is in effect, conducted by nationally recognized inventory takers and using practices consistent with practices in effect on the date hereof.  The Agent, at the expense of the Borrowers, may participate in and/or observe each scheduled physical count of Inventory which is undertaken on behalf of any Borrower or its Subsidiaries.  The Borrowers shall provide the Agent with the preliminary Inventory levels at each of the Borrowers’ stores within ten (10) days following the completion of such inventory.  The Borrowers, within forty-five (45) days following the completion of such inventory, shall provide the Agent with a reconciliation of the results of each such inventory (as well as of any other physical inventory undertaken by the Borrowers) and shall post such results to the Borrowers’ stock ledger and general ledger, as applicable.  The Agent, in its discretion, if any Event of Default exists, may cause such additional inventories to be taken as the Agent determines (each, at the expense of the Borrowers).  The Agent shall use its best efforts to schedule any such inventories so as to not unreasonably disrupt the operation of the Borrowers’ business.”

v.                                      The provisions of Section 6.5 of the Credit Agreement are hereby amended by deleting the words “the Dominion Account” in the eighth line thereof and substituting “a Blocked Account” in their stead.

f.                                         Amendment to Section 7 of the Credit Agreement.  The provisions of Section 7 of the Credit Agreement are hereby amended as follows:

i.                                          The provisions of Section 7.1.1 of the Credit Agreement are hereby amended by deleting Exhibit 7.1.1 and substituting Exhibit 7.1.1 attached hereto in its stead.

ii.                                       The provisions of Section 7.1.4 of the Credit Agreement are hereby amended by deleting Exhibit 7.1.4 and substituting Exhibit 7.1.4 attached hereto in its stead.

iii.                                    The provisions of Section 7.1.5 of the Credit Agreement are hereby amended by deleting Exhibit 7.1.5 and substituting Exhibit 7.1.5 attached hereto in its stead.

iv.                                   The provisions of Section 7.1.14 of the Credit Agreement are hereby amended by deleting Exhibit 7.1.14 and substituting Exhibit 7.1.14 attached hereto in its stead.

v.                                      The provisions of Section 7.1.23 of the Credit Agreement are hereby amended by deleting Exhibit 7.1.23 and substituting Exhibit 7.1.23 attached hereto in its stead.

g.                                      Amendment to Section 8 of the Credit Agreement.  The provisions of Section 8 of the Credit Agreement are hereby amended as follows:

i.                                          by deleting Section 8.1.3 in its entirety and substituting the following in its stead:

“8.1.3  Financial Statements and Other Information.  The Borrowers shall furnish to the Agent:

(a)                                  Within ninety (90) days after the end of each fiscal year of the Borrowers, a consolidated balance sheet and related statements of operations and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all audited and reported on by Deloitte & Touche LLP or another independent public accountants of recognized national standing (without a

“going concern” or like qualification or exception and without a qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

(b)                                 Within forty-five (45) days after the end of each fiscal quarter of the Borrowers, a consolidated balance sheet and related statements of operations and cash flows, as of the end of and for such fiscal quarter and the elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of the Lead Borrower’s financial officers as presenting in all material respects the financial condition and results of operations of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

(c)                                  Within thirty (30) days after the end of each fiscal month of the Borrowers, a consolidated balance sheet and related statements of operations and cash flows, as of the end of and for such fiscal month and the elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all certified by one of the Lead Borrower’s financial officers as presenting in all material respects the financial condition and results of operations of the Borrowers and their Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year end audit adjustments and the absence of footnotes;

(d)                                 Concurrently with any delivery of financial statements under clause (a), (b), or (c) above, a certificate of a financial officer of the Lead Borrower in the form of Schedule 8.1.3(d) hereto (a “Compliance Certificate”) (i) certifying as to whether a Default or Event of Default has occurred and, if a Default or Event of Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations with respect to Availability and the Fixed Charge Coverage Ratio, whether or not then in effect, for such period, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the Borrowers’ most recent audited financial statements and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such Compliance Certificate;

(e)                                  Within sixty (60) days after the commencement of each fiscal year of the Borrowers, a detailed, updated and extended forecast which shall go out at least through the end of the then next fiscal year and shall include a consolidated income statement, balance sheet, and statement of cash flow, by month, each prepared in conformity with GAAP and consistent with the Borrowers’ then current practices;

(f)                                    Promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by any Borrower or any of its Subsidiaries with the Securities and Exchange Commission (including, without limitation, Forms 10K and 10Q), or any governmental authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, as the case may be;

(g)                                 Promptly upon receipt thereof, copies of all reports submitted to any Borrower by independent certified public accountants in connection with each annual, interim or special audit of the books of the Borrowers or any of their Subsidiaries made by such accountants, including any management letter commenting on the Borrowers’ internal controls submitted by such accountants to management in connection with their annual audit;

(h)                                 The financial and collateral reports described on Schedule 8.1.3 (h)  hereto, at the times set forth in such Schedule; and

(i)                                     Promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Borrower or its Subsidiaries, or compliance with the terms of any Loan Document, as the Agent or any Lender may reasonably request.”

ii.                                       by deleting Section 8.1.7 in its entirety.

iii.                                    by deleting clause (B) of Section 8.2.6 in its entirety and substituting the following in its stead:

“(B)                          Provided further that all payments for termination of Store leases and all proceeds of Relocation Sales shall be paid, upon the occurrence of a Cash Dominion Event, directly to a Blocked Account or the Concentration Account, to be applied and distributed as set forth in Section 6.2;”

iv.                                   by deleting clauses (C) and (D) of Section 8.2.6 in their entirety.

v.                                      by adding the following new subsection:

8.2.18 Fixed Charge Coverage Ratio. At any time that there are Incremental Revolving Loans outstanding, in the event that Availability under the Adjusted Borrowing Base shall be less than ten percent (10%) of the then Adjusted Borrowing Base, the Borrowers shall not for such time permit the Fixed Charge Coverage Ratio to be less than 1.1:1.0.

h.                                      Amendment to Section 10 of the Credit Agreement.  The provisions of Section 10 of the Credit Agreement are hereby amended as follows:

i.                                          The provisions of Section 10.1.3 are hereby amended by adding the words “or 8.2.18” after the words “or 8.3” in the third line thereof.

ii.                                       The provisions of Section 10.1.6 are hereby amended by deleting “$200,000” in the eleventh line thereof and substituting “$500,000” in its stead.

iii.                                    The provisions of Section 10.1.15 are hereby amended by deleting “$300,000” from the fourth line thereof and substituting “$500,000” in its stead.

iv.                                   The provisions of Section 10.4 are hereby amended by adding the words “or other Obligations not arising under the Loan Documents” immediately after the words “Derivative Obligations” therein.

i.                                          Amendment to Section 11 of the Credit Agreement.  The provisions of Section 11 of the Credit Agreement are hereby amended as follows:

i.                                          The provisions of Section 11.9.1. are hereby amended by adding the following at the end thereof:

Notwithstanding anything to the contrary herein contained, each partial assignment shall be made as an assignment of a proportionate part of all of the assigning Lender’s rights and obligations, including, without limitation, assignments of all Revolving Loan Commitments to make Incremental Revolving Credit Loans.

ii.                                       The provisions of Section 11.10 are hereby amended by adding a comma and the words “Adjusted Borrowing Base, Appraised Inventory Liquidation Value, Availability, Average Net Availability, Net Availability, Cash Dominion Event, and Incremental Availability” after the words “Borrowing Base” in clause (12) thereof.

j.                                          Amendments to Appendix A to the Credit Agreement.  Appendix A to the Credit Agreement is hereby amended as follows:

i.                                          The definitions of “Additional Commitment Lender”, “Commitment Increase”, “Commitment Increase Date”, ““Dominion Account”, “Inventory Advance Rate”, and “Inventory Appraisal Cap” are hereby deleted in their entirety.

ii.                                       The definition of “Availability” is hereby amended by deleting the words “Borrowing Base” in the sixth and seventh lines thereof and substituting the words “Adjusted Borrowing Base” in their stead.

iii.                                    The definition of “Applicable Margin” is hereby deleted in its entirety and the following substituted in its stead:

“Applicable Margin” - initially, the percentages with respect to the Base Rate Revolving Portion (other than Incremental Revolving Credit Loans), the LIBOR Revolving Portion (other than Incremental Revolving Credit Loans) and the Incremental Revolving Credit Loans set forth in Level II, below:

Level	Average Net Availability	Base Rate Margin	LIBOR Margin	Base Rate Margin for Incremental Revolving Credit Loans	LIBOR Margin for Incremental Revolving Credit Loans
I	>$50,000,000	0%	1.25%	1.00%	3.50%
II	<=$50,000,000 and > $30,000,000	0%	1.50%	1.00%	3.50%
III	<=$30,000,000 and > $15,000,000	0%	1.75%	1.00%	3.50%
IV	<=$15,000,000	0%	2.00%	1.00%	3.50%

The Applicable Margin shall be adjusted quarterly commencing with the fiscal quarter ending January 28, 2006, based upon the Borrowers’ Average Net Availability for the immediately preceding fiscal quarter, as of the first day of each fiscal quarter.  Upon the occurrence of an Event of Default, at the option of the Agent or at the direction of the Majority Lenders, interest shall be immediately increased to that set forth in Level IV (even if the Average Net Availability requirements for a different Level have been met) and interest shall accrue at the rate set forth in Section 2.1.2.

iv.                                   The definition of “Borrowing Base” is hereby deleted in its entirety and the following substituted in its stead:

“Borrowing Base” means, at any time of calculation, an amount equal to the sum of the following:

(a)                                  The product of (i) 80% multiplied by (ii) the Appraised Inventory Liquidation Value of Eligible Inventory of the Lead Borrower and the Canadian Affiliate (net of Inventory Reserves); plus

(b)                                 The product of (i) the Cost of Eligible Inventory of Michaels (net of Inventory Reserves) multiplied by (ii) 25%, which together with the result of clause (c) below shall not exceed $2,000,000; plus

(c)                                  The product of (i) the face amount of Eligible Accounts of Michaels (net of Receivables Reserves) multiplied by (ii) the applicable Receivables Advance Rate, which together with the result of clause (b) above shall not exceed $2,000,000; plus

(d)                                 The product of (i) the amount of Eligible Credit Card Receivables of the Lead Borrower and the Canadian Affiliate (net of Receivables Reserves) multiplied by (ii) the applicable Receivables Advance Rate.

provided, however, that until the Agent obtains a perfected security interest in the Canadian Assets and the Canadian Inventory, the amounts set forth in clauses (a) and (d) attributable to the Canadian Affiliate shall not be included in the Borrowing Base calculation; and provided further that Eligible In-Transit Inventory shall not constitute more than twenty percent (20%) of the Eligible Inventory at any time.

v.                                      The definition of “Borrowing Base Certificate” is hereby amended by adding the words “and the Adjusted Borrowing Base” after the words “Borrowing Base” wherever same appears.

vi.                                   The definition of “Overadvance” is hereby amended by deleting the words “Borrowing Base” in the last line thereof and substituting the words “Adjusted Borrowing Base” in their stead.

vii.                                The definition of “Receivables Advance Rate” is hereby deleted in its entirety and the following substituted in its stead:

“Receivables Advance Rate” - Eighty-five percent (85%).

viii.                             The definition of “Revolving Loan Commitment” is hereby deleted in its entirety and the following inserted in its stead:

““Revolving Loan Commitment” – with respect to any Lender, the amount of such Lender’s Revolving Loan Commitment pursuant to subsection 1.1 of the Agreement, as set forth below such Lender’s name on the signature page to Amendment No. 6 to this Agreement.”

ix.                                     The definition of “Revolving Credit Loan” is hereby amended by adding the words “and shall include, in all events Incremental Revolving Credit Loans made hereunder”.

x.                                        The definition of “Revolving Credit Maximum Amount” is hereby deleted in its entirety and the following substituted in its stead:

xi.                                     “Revolving Credit Maximum Amount” - $150,000,000.

xii.                                  The definition of “Total Credit Facility” is hereby deleted in its entirety and the following substituted in its stead:

“Total Credit Facility” - $150,000,000.

xiii.                               The following new definitions are hereby added to Appendix A to the Credit Agreement in appropriate alphabetical order:

(1)                                  “Adjusted Borrowing Base” means, at any time of calculation, an amount equal to the sum of the following:

(a)                                  The product of (i) 95% multiplied by (ii) the Appraised Inventory Liquidation Value of Eligible Inventory of the Lead Borrower and the Canadian Affiliate (net of Inventory Reserves); plus

(b)                                 The product of (i) the Cost of Eligible Inventory of Michaels (net of Inventory Reserves) multiplied by (ii) 25%, which together with the result of clause (c) below shall not exceed $2,000,000; plus

(c)                                  The product of (i) the face amount of Eligible Accounts of Michaels (net of Receivables Reserves) multiplied by (ii) the applicable Receivables Advance Rate, which together with the result of clause (b) above shall not exceed $2,000,000; plus

(d)                                 The product of (i) the amount of Eligible Credit Card Receivables of the Lead Borrower and the Canadian Affiliate (net of Receivables Reserves) multiplied by (ii) the applicable Receivables Advance Rate.

provided, however, that until the Agent obtains a perfected security interest in the Canadian Assets and the Canadian Inventory, the amounts set forth in clauses (a) and (d) attributable to the Canadian Affiliate shall not be included in the Adjusted Borrowing Base calculation; and provided further that Eligible In-Transit Inventory shall not constitute more than twenty percent (20%) of the Eligible Inventory at any time.

(2)                                  “Average Net Availability” means the average daily Net Availability for the immediately preceding three month period.

(3)                                  “Blocked Account” means each deposit account of the Borrowers which is the subject of a Blocked Account Agreement.

(4)                                  “Blocked Account Agreement” means agency agreements with the banks maintaining deposit accounts of the Borrower where funds from one or more checking or other demand deposit account maintained by any Borrower into which proceeds of Collateral are deposited are concentrated, which agreements shall be in form and substance satisfactory to the Agent.

(5)                                  “Cash Dominion Event” means either (i) the occurrence of an Event of Default, or (ii) the failure of the Borrowers to maintain Availability under the Adjusted Borrowing Base in an amount equal to at least fifteen (15%) of the then Adjusted Borrowing Base.

(6)                                  “Cash Receipts” as defined in Section 6.2.4(a).

(7)                                  “Concentration Account” as defined in Section 6.2.4(a).

(8)                                  “Incremental Availability” means, as of any date of determination, the excess of (a) the Adjusted Borrowing Base, over (b) the Borrowing Base.

(9)                                  “Incremental Revolving Credit Loans” means all Revolving Credit Loans based on Incremental Availability at any time made by a Lender.

4.                                       No Further Modification.    Except as expressly modified in the manner set forth above, the Credit Agreement and the other Loan Documents shall remain unmodified and in full force and effect.

5.                                       No Claims; Waiver.   Each Borrower acknowledges, confirms and agrees that as of the date hereof such Borrower has no knowledge of any offsets, defenses, claims or counterclaims against the Agent or any Lender with respect to, under or relating to the Loan, the Loan Documents, or the transactions contemplated therein.

6.                                       Conditions to Effectiveness.  This Sixth Amendment shall not be effective until each of the following conditions precedent have been fulfilled to the satisfaction of the Agent:

a.                                       This Sixth Amendment shall have been duly executed and delivered by the Borrowers, the Agent and Lenders.  The Agent shall have received a fully executed copy hereof and of each other document required hereunder.

b.                                      All action on the part of the Borrowers necessary for the valid execution, delivery and performance by the Borrowers of this Sixth Amendment shall have been duly and effectively taken.  The Agent shall have received from the Borrowers true copies of the resolutions authorizing the transactions described herein, each certified by their secretary or other appropriate officer to be true and complete.

c.                                       The Agent shall have received an opinion of counsel to the Borrowers in form and substance satisfactory to the Agent and its counsel.

d.                                      The Borrowers shall have paid the Agent all amounts due under the Amendment to the Fee Letter of even date herewith.

e.                                       The Borrowers shall have reimbursed the Agent for all expenses incurred in connection herewith, including, without limitation, reasonable attorneys’ fees.

f.                                         After giving effect to this Sixth Amendment, no Default or Event of Default shall have occurred and be continuing.

g.                                      The Borrowers shall have provided such additional instruments and documents, as the Agent and its counsel may have reasonably requested.

7.                                       Binding Agreement.  The terms and provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their heirs, representatives, successors and assigns.

8.                                       Multiple Counterparts.   This Sixth Amendment may be executed in multiple counterparts, each of which shall constitute an original and together which shall constitute but one and the same instrument.

9.                                       Governing Law; Sealed Instrument.  This Sixth Amendment shall be construed, governed, and enforced pursuant to the laws of the State of California.

10.                                 Amendments.  All references to the Credit Agreement contained in the Credit Agreement and the other Loan Documents and the other documents and instruments delivered pursuant to or in connection therewith or herewith shall mean the Credit Agreement, as amended hereby and as may in the future be amended, restated, supplemented or modified from time to time.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Sixth Amendment has been duly executed and delivered by each of the parties hereto as of the date first above written.

RESTORATION HARDWARE, INC.
as Lead Borrower and Borrower

By:
Name:
Title:

THE MICHAELS FURNITURE COMPANY INC.
as Borrower

By:
Name:
Title:

FLEET RETAIL GROUP, INC.,
as Agent, and as Lender

By:
Name:	Keith Vercauteren
Title:	Director
40 Broad Street
Boston, Massachusetts 02109
Revolving Loan Commitment: $55,000,000

THE CIT GROUP/BUSINESS CREDIT, INC. as Co-Administrative Agent and as Lender

By:
Name:
Title:
300 South Grand Avenue, 10th Floor
Los Angeles, California 90071
Revolving Loan Commitment: $45,000,000

WELLS FARGO RETAIL FINANCE, LLC as Documentation Agent and as Lender

By:
Name:
Title:
One Boston Place, 18th Floor
Boston, Massachusetts 02108
Revolving Loan Commitment: $50,000,000